SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

AllianceBernstein National Municipal Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALLIANCEBERNSTEIN GLOBAL HIGH INCOME FUND, INC. (“AGHIF”)

ALLIANCEBERNSTEIN NATIONAL MUNICIPAL INCOME FUND, INC. (“ANMIF”)

(Each, a “Fund”, and together, the “Funds”)

March 20, 2026

Additional Information Concerning Joint Annual Meeting of Stockholders to be held on March 30, 2026.

During each Fund’s fiscal year ended in 2025, the Board and Audit Committee of AGHIF each met four times; and of ANMIF, six times and four times, respectively.

During each Fund’s fiscal year ended in 2025, each Director attended at least 75% of all meetings of the Board of Directors and of each committee of the Board of Directors on which the Director served (during the period for which the Director served as a Director or committee member), with the exception of Mr. Chaloff, who attended less than 75% of the Board meetings for ANMIF.